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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF TRANSOCEAN SEDCO FOREX INC.
                            As of December 31, 1999


NAME*                                                   JURISDICTION
-----                                                   ------------



Transocean Offshore Deepwater Drilling Inc.             Delaware
Sonat Offshore Petroleum Services LDC                   Cayman Islands
Sonat Offshore Far East LDC                             Cayman Islands
Sonat Offshore International LDC                        Cayman Islands
Transocean Offshore International Ventures Limited      Cayman Islands
Transocean Offshore Limited                             Cayman Islands
Transocean Offshore International Limited               Cayman Islands
Transocean Offshore (North Sea) Limited                 Cayman Islands
Transocean Offshore Services Ltd.                       Cayman Islands
Transocean Offshore Europe Limited                      Cayman Islands
Transocean International Drilling Limited               Cayman Islands
Transocean Offshore (Cayman) Inc.                       Cayman Islands
Transocean Alaskan Ventures Inc.                        Delaware
Transocean-Nabors Drilling Technology LLC (50%)         Delaware
Transocean Drilling Services Inc.                       Delaware
EPN-Sonat, S.A. de C.V. (50%)                           Mexico
Offshore Turnkey Ventures (partnership) (50%)           Texas
Offshore Turnkey Ventures L.L.C.  (50%)                 Delaware
Transocean Enterprise Inc.                              Delaware
Transocean Offshore Drilling International Inc.         Delaware
Transocean Offshore Drilling Services Inc.              Delaware
Transocean Offshore D.V. Inc                            Delaware
DeepVision L.L.C. (50%)                                 Delaware
Transocean Offshore Norway Inc.                         Delaware
Transocean Offshore USA Inc.                            Delaware
Transocean Offshore Ventures Inc.                       Delaware
Transocean Offshore (U.K.) Inc.                         Delaware
Transocean Offshore Caribbean Sea, L.L.C.               Delaware
Sonat Offshore S.A.                                     Panama
Asie Sonat Offshore Sdn. Bhd.                           Malaysia
Sonat Brasocean Servicos de Perfuracoes Ltda.           Brazil
Sonat Offshore do Brasil Perfuracoes Maritimos Ltda.    Brazil
Transocean Brasil Ltda.                                 Brazil
Transocean Offshore Nigeria Ltd.                        Nigeria
Transocean Hull No. 277 S. de R. L.                     Panama
Transhav AS                                             Norway
Transocean Services AS                                  Norway
Transocean Offshore Holdings ApS                        Denmark
Transocean AS                                           Norway
Transocean Petroleum Technology AS                      Norway
Transocean Petroleum Technology Ltd.                    U.K.
Target Drilling Services Ltd.                           U.K.
Transocean I AS                                         Norway
Transocean Drilling (U.S.A.) Inc.
(formerly Wilrig (U.S.A.) Inc.)                         Texas
Transocean Drilling Co. Inc.                            Panama
Transocean Drilling ApS                                 Denmark
Transocean Drilling Netherlands Ltd.                    Bahamas
Transocean Drilling (Nigeria) Ltd.                      Nigeria
Transnor Rig Ltd.                                       U.K.

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* Subsidiaries (50% or greater ownership) are owned 100% unless otherwise indicated.

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

                  SUBSIDIARIES OF TRANSOCEAN SEDCO FOREX INC.
                            As of December 31, 1999


Name*                                                   Jurisdiction
-----                                                   -------------
SDS Offshore Ltd.                                       U.K.
Transocean Drilling Ltd.                                U.K.
Shelf Drilling Ltd.                                     U.K.
Transocean Kan Tan Ltd.                                 U.K.
Transocean Sino Ltd.                                    U.K.
Wilrig Offshore (UK) Ltd.                               U.K.
Wilrig Holdings (UK) Ltd.                               U.K.
Wilrig (UK) Ltd.                                        U.K.
Wilrig Drilling (Canada) Inc.                           Canada
Wilrig Offshore Bahamas Inc.                            Bahamas
Transocean Drilling GmbH                                Germany
Sedco Forex Holdings Limited                            British Virgin Islands
Sedco Forex International, Inc.                         Panama
Cariba Ships Corporation N.V.                           Netherlands Antilles
Caspian Sea Ventures International Ltd. (75%)           British Virgin Islands
Hellerup Finance International Ltd.                     Ireland
International Chandlers, Inc.                           Texas
Overseas Drilling Ltd. (50%)                            Liberia
Sedco Forex Canada Ltd.                                 Alberta
Sedco Forex Corporation                                 Delaware
Sedco-Forex do Brazil Ltda.                             Brazil
Sedco Forex International Drilling, Inc.                Panama
PT Hitek Nusantara Offshore Drilling (80%)              Indonesia
Sedco Forex International Resources, Limited            British Virgin Islands
Sedco Forex International Services, Inc.                Panama
Sedco Forex of Nigeria Limited (60%)                    Nigeria
Sedco Forex Offshore International N.V. (Limited)       Netherlands Antilles
Sedco Forex Shorebase Support Limited                   U.K.
Sedco Forex Technical Services, Inc.                    Panama
Sedco Forex Technology, Inc.                            Panama
Services Petroliers Sedco Forex                         France
Triton Holdings Limited                                 British Virgin Islands
Sefora Maritime Ltd.                                    British Virgin Islands
Triton Industries, Inc.                                 Panama
Sedneth Panama S.A.                                     Panama

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* Subsidiaries (50% or greater ownership) are owned 100% unless otherwise indicated.


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